EXHIBIT 99.1

POSSESSORY COLLATERAL PLEDGE AGREEMENT

     This Possessory Collateral Pledge Agreement (the “Agreement”) is made and entered into by the undersigned borrower, guarantor and/or other obligor/pledgor (the “Debtor”), in favor of U.S. BANK, N.A. (the “Bank”), as of the date set forth on the last page of this Agreement.

          ARTICLE I - COLLATERAL PLEDGE; SECURITY INTEREST; DEFINITIONS

          1.1           Grant of Security Interest/Collateral Pledge. In consideration of any financial accommodation at any time granted by Bank to Debtor and/or Stillwater Market Square Partners, LLC (the “Borrower”), and to secure the Obligations (as defined below) to Bank, Debtor hereby grants to Bank a security interest in and collaterally assigns to Bank the Collateral (defined below). The intent of the parties hereto is that the Collateral secures all Obligations of Debtor and Borrower to Bank, whether or not such Obligations exist under this Agreement or any other agreements between Debtor and Bank (or Borrower and Bank), whether now or hereafter existing, including, without limitation, any note, any loan or security agreement, any lease, any mortgage, any deed of trust, any pledge of an interest in real or personal property, any guaranty, any letter of credit or banker’s acceptance, and any other agreement for services, financial accommodations or credit extended by Bank to Debtor and/or Borrower even though not specifically enumerated herein (together and individually, the “Loan Documents”).

          1.2            “Collateral” means all of the following whether now owned or existing or hereafter acquired by Debtor (or by Debtor with spouse), (including all documents, general intangibles and books and records relating to the following; and all proceeds, supporting obligations and products of the following) all renewals thereof, substitutions therefor; and all proceeds and supporting obligations thereof (such as stock splits, interest, dividends, profits and monies) [choose one];

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All accounts, instruments, documents, chattel paper, general intangibles, contract rights, investment property (including any securities entitlements and/or securities accounts held by Debtor), certificates of deposit, deposit accounts, and letter of credit rights;

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Specific Collateral (the following, whether constituting accounts, instruments, documents, chattel paper, general intangibles, contract rights, investment property, deposit accounts, letter of credit rights or other collateral):

See attached Exhibit A for a further description of Collateral

Bank may at any time and from time to time file financing and continuation statements and amendments thereto reflecting the same.

          1.3           “Obligations” means all Debtor’s and Borrower’s debts (except for consumer credit if Debtor or Borrower is a natural person), liabilities, obligations, covenants, warranties and duties to Bank (plus its affiliates including any credit card debt, but specifically excluding any type of consumer credit), whether now or hereafter existing or incurred, whether liquidated or unliquidated, whether absolute or contingent, whether arising out of the Loan Documents or otherwise, and all other debts and obligations due Bank under any lease, agricultural, real estate or other financing transaction and regardless of whether such financing is related in time or type to the financing provided at the time of grant of this security interest, and regardless of whether such Obligations arise out of existing or future credit granted by Bank to any Debtor, to any Borrower, to any Debtor or any Borrower and others, to others guaranteed, endorsed or otherwise secured by any Debtor or any Borrower, or to any debtor-in-possession or other successor-

in-interest of any Debtor or any Borrower and includes principal, interest, fees, expenses and charges relating to any of the foregoing.

          1.4          Other Definitions. Unless otherwise defined, the terms set forth in this Agreement shall have the meanings set forth in the Uniform Commercial Code as adopted in the Loan Documents and as amended from time to time. The defined terms hereunder shall be interpreted in a manner most favorable to Bank.

ARTICLE II - WARRANTIES AND COVENANTS

     In addition to all other warranties, representations and covenants in the Loan Documents which are expressly incorporated herein (except those dealing solely with Borrower described in the Loan Documents, if Debtor and Borrower are different entities) as part of this Agreement and while any part of the credit granted Debtor or Borrower under the Loan Documents is available or any Obligations of Debtor or Borrower to Bank are unpaid or outstanding, Debtor continuously warrants and agrees as follows:

          2.1          Debtor’s Name, Location; Notice of Location Changes. Except as otherwise disclosed to Bank in writing, Debtor’s name and organizational structure have remained the same during the past five (5) years. Debtor will continue to use only the name set forth with Debtor’s Signature unless Debtor gives Bank prior written notice of any change. Furthermore, Debtor shall not do business under another name nor use any trade name without giving ten (10) days prior written notice to Bank. Debtor will not change its status or organizational structure without the prior written consent of Bank. Debtor will not change its location or registration (if Debtor is a registered organization) to another state without prior written notice to Bank.

          2.2          Accuracy of Information Verification. All information, certificates and statements given to Bank pursuant to this Agreement will be accurate and complete when given. Also, Bank may verify Collateral in any manner and Debtor shall assist Bank in so doing.

          2.3          Organization and Authority. The execution, delivery and performance of this Agreement and the other Loan Documents to which Debtor is a party: (i) are within Debtor’s power; (ii) have been duly authorized by proper corporate, partnership or limited liability company action (if applicable); (iii) do not require the approval of any governmental agency, other entity or person; and (iv) will not violate any law, agreement or restriction by which Debtor is bound. This Agreement is the legal, valid and binding obligation of Debtor, and is enforceable against Debtor in accordance with its terms.

          2.4          Warranty of Title/Status of Collateral. The Collateral is genuine and Debtor has good title to the Collateral. The Collateral which evidences or constitutes third-party payment obligations to Debtor is fully enforceable in accordance with its terms, and not subject to dispute, setoff, adverse claims, defense, or adjustment by such third party (including any securities intermediary or issuer) except as permitted in writing by Bank. Debtor will promptly provide Bank with written notice of anything that would impair the ability of any third-party obligor as to the Collateral from making payment to Debtor when due. The Collateral is not subject to any restrictions on transfer and/or disposition by Debtor or Bank. Debtor acknowledges that the Collateral constitutes ‘cash collateral’ for purposes of 11 U.S.C. § 363.

          2.5          Ownership; Maintenance of Collateral; Restriction on Liens and Dispositions. Debtor is the sale owner of the Collateral free of all liens, claims, other encumbrances and security interests except as permitted in writing by Bank. Debtor will: (i) maintain the Collateral, and not permit its value to be impaired; (ii) not permit waste, removal or loss of identity of the Collateral; (iii) keep the

Collateral free from all liens, adverse claims, executions, attachments, claims, encumbrances and security interests (other than Bank’s sale and paramount security interest and those interests permitted in writing by Bank); (iv) defend the Collateral against all claims and legal proceedings by persons other than Bank; (v) pay and discharge when due all taxes, levies and other charges or fees which may be assessed against the Collateral (except for payment of taxes contested by Debtor in good faith by appropriate proceedings so long as no levy or lien has been imposed upon the Collateral); (vi) not sell or transfer the Collateral to any party; (vii) not permit the Collateral to be used or owned in violation of any applicable law, regulation or policy of insurance; (viii) preserve Bank’s rights and security interest in the Collateral against all other parties; and (ix) not make any instructions or entitlement orders which are contrary to the terms of this Agreement. Debtor will promptly deliver to Bank a copy of any notices, statements or communications received by Debtor regarding the Collateral.

          2.6          Maintenance of Security Interest. Debtor will take any action requested by Bank to preserve the Collateral and to perfect, establish the priority of, continue perfection and enforce Bank’s interest in the Collateral and Bank’s rights under this Agreement (including the delivery of any stock or bond powers and endorsements deemed necessary by Bank); and Debtor will pay all costs and expenses related thereto. Debtor shall also cooperate with Bank in obtaining control (for purposes of perfection under the Uniform Commercial Code) of Collateral consisting of deposit accounts, investment property, letter of credit rights, electronic chattel paper and any other collateral where Bank may obtain perfection through control. Debtor hereby authorizes Bank to take any and all actions described above and in place of Debtor with respect to the Collateral and hereby ratifies any such actions Bank has taken prior to the date of this Agreement and hereafter, which actions may include, without limitation, filing UCC financing statements and obtaining or attempting to obtain control agreements from holders of the Collateral.

          2.7          Insurance. Debtor will be responsible for maintaining insurance on the Collateral covering such risks and with such insurers as is usual and customary; and Bank will not be responsible for insuring the Collateral.

          2.8          Delivery of Collateral; Proceeds.

               (a)          Except as permitted in writing by Bank, all proceeds of, substitutions for and distributions regarding the Collateral received by Debtor will be held by Debtor in express trust for Bank, will not be commingled with any other funds or property of Debtor, and will be turned over to Bank in precisely the form received (but endorsed by Debtor, if necessary) not later than the business day following the day of their receipt by Debtor; and all proceeds of, substitutions for and distributions relating to the Collateral will be held by Bank as Collateral hereunder.

               (b)          Notwithstanding the provisions of 2.8(a) above and absent a default hereunder, Debtor may retain all regularly scheduled and/or announced cash dividends or distributions paid to Debtor regarding the Collateral.

               (c)          Debtor will immediately deliver in trust to Bank all original security certificates, safekeeping receipts and all other evidence of ownership and/or title to the Collateral “Certificates”). Furthermore, Debtor agrees to direct, in writing, that all banks and entities holding or controlling any Certificates promptly and directly transmit all such Certificates to Bank.

          2.9          Possessory Agency Agreements; Control Agreements; Collateral in “Street Name”. Upon the request of Bank, Debtor will promptly obtain from any entity holding or controlling any Collateral or Certificates such documents as Bank deems necessary to evidence its security interest in and exclusive possession of such Collateral and Certificates, including, without limitation, an exclusive possessory agency agreement or control agreement satisfactory to Bank; or as to any securities account(s) or security entitlement(s), nominate Bank as sole entitlement holder with respect thereto. Debtor agrees that Bank has control over all investment property pledged by Debtor and directs any securities intermediary (including Bank) and/or issuer to comply with any instructions or entitlement orders of Bank as to the Collateral without further consent of Debtor. In the event Bank also acts in the capacity of a securities intermediary with respect to the Collateral, this Agreement shall give Bank “control” of the Collateral, as that term is defined in the Uniform Commercial Code. If any Collateral is not registered in Debtor’s legal name, Debtor will furnish Bank with satisfactory written proof of Debtor’s bona fide ownership of same. Upon request of Bank, Debtor will have any Collateral registered in Debtor’s legal name at Debtor’s expense.

          2.10          Book-Entry Government Securities; U.S. Savings Bonds. As to any item of Collateral constituting a book-entry U.S. Government security held under the “treasury direct” system or any U.S. savings bond, such items of Collateral will not be deemed acceptable Collateral.

          2.11          Tax Forms. If requested by Bank, Debtor will complete and deliver to Bank IRS Form W-9 (Payer’s Request for Taxpayer Identification Number), or any successor form thereto, for each item of Collateral pledged to Bank and any other informational tax filings required by federal and state taxing authorities with regard to the Collateral.

          2.12          Minimum Collateral Coverage; Acceptable Collateral. At all times, Debtor will maintain with Bank acceptable Collateral having a market value (as determined by Bank) equal to 100% of the then outstanding principal amount of the Obligations (the “Minimum Collateral Coverage”). In the event Debtor fails to maintain the Minimum Collateral Coverage, Debtor will deliver to Bank additional acceptable Collateral necessary to restore the Minimum Collateral Coverage upon three (3) business days prior written notice from Bank, or Bank may declare Debtor in default hereunder.

          2.13          Regulation U Forms. If any Collateral is “margin stock” under Regulation U of the Federal Reserve Board, Debtor will deliver to Bank a completed Form U-I satisfactory to Bank upon request.

          2.14          Holding Periods. If any of the Collateral constituting a “security” under any federal securities laws (“Securities Collateral”) does not qualify under SEC Rule 144[k] as being held for two (2) years in the hands of Bank at any time, such Securities Collateral will not be deemed to qualify as acceptable Collateral hereunder unless agreed to in writing by Bank (and Bank may require Debtor to provide Bank with Securities Collateral which will meet such qualifications under SEC Rule 144[k]). Debtor will promptly furnish to Bank such information as Bank deems necessary to comply with federal and/or state securities laws as to the holding and disposition of any Collateral, and to determine the status of the Collateral under federal and/or state securities laws (including, without limitation, an opinion of counsel as to the status of the Collateral under federal and state securities laws); all in form satisfactory to Bank and at Debtor’s expense.

ARTICLE III - RiGHTS AND DUTIES OF BANK

     In addition to all other rights (including setoff) of Bank under the Loan Documents which are expressly incorporated herein as a part of this Agreement, the following provisions will also apply:

          3.1          Authority to Perform for Debtor/Entitlement Holder. To facilitate Bank’s ability to preserve and dispose of the Collateral, Debtor unconditionally appoints any officer of Bank as Debtor’s attorney-in-fact (coupled with an interest and irrevocable while any Obligations remain unpaid) to do any of the following upon default by Debtor hereunder (notwithstanding any notice requirements or grace/cure periods under this or any other agreements between Debtor and Bank): to file, endorse the name of Debtor on any Collateral, financing statements, checks, drafts, money orders and insurance claims or payments, and any documents needed to perfect, protect and/or realize upon Bank’s interest in the Collateral; to nominate itself as entitlement holder as to any or all of the Collateral; and to do all such other acts and things necessary to carry out Debtor’s obligations under this Agreement and the other Loan Documents. All acts taken by Bank pursuant to the above-described authority are hereby ratified and approved, and Bank will not be liable to Debtor for any acts of commission or omission, nor for any errors of judgment or mistakes in undertaking such actions except for Bank’s willful misconduct. For good and valuable consideration, Debtor agrees not to assert any claims against any third-party (including any issuer or any securities intermediary) holding Collateral for complying with Bank’s requests hereunder, and Debtor waives any claims against such third parties for actions taken at the request of Bank.

          3.2          Collateral Preservation. Bank will use reasonable care as to any Collateral in its physical possession but in determining such standard of reasonable care, Debtor expressly acknowledges that Bank has no duty to: (i) insure the Collateral against hazards; (ii) protect the Collateral from seizure, levy, lien, claim or conversion by third parties, or acts of God; (iii) give to Debtor any notices, account statements, proxies or communications received by Bank regarding the Collateral; (iv) perfect or continue perfection of any security interest in the Collateral in favor of Debtor; (v) inform Debtor of any decline in the value of the Collateral or the existence of any option or elections with respect to the Collateral; (vi) take any action to invest or manage the Collateral; (vii) exercise, preserve or notify Debtor with respect to any exchanges, puts, calls, redemptions, conversions, maturities, offers, tenders and other rights or requirements regarding the Collateral or Debtor’s interest therein; or (viii) sue or otherwise take action to preserve Debtor’s or Bank’s interest in the Collateral. Notwithstanding any failure by Bank to use reasonable care in preserving the Collateral, Debtor agrees that Bank will not be liable to Debtor for consequential or special damages arising from such failure. The foregoing also apply if Bank is deemed entitlement holder as to any Collateral.

          3.3          Setoff. As additional security for the payment of the Obligations, Debtor hereby grants to Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of Debtor now or hereafter in the possession of Bank and the right to refuse to allow withdrawals from any account (collectively “Setoff”). Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between Debtor or Borrower and Bank), Setoff against the Obligations whether or not the Obligations (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to Debtor, such notice and demand being expressly waived.

ARTICLE IV - DEFAULTS AND REMEDIES

          4.1          Defaults. Bank may enforce its rights and remedies under this Agreement upon default. A default shall occur if Debtor fails to comply with the terms of any Loan Documents (including this Agreement or any guaranty by Debtor), a demand for payment is made under a demand loan, or any other obligor fails to comply with the terms of any Loan Documents for which Debtor has given Bank a guaranty or pledge.

          4.2          Termination of Loans; Additional Bank Rights. Upon the occurrence of any of the events identified in Section 4.1, Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between Debtor or Borrower and Bank): (i) immediately terminate its obligation, if any, to make additional loans to Debtor and/or Borrower; (ii) Setoff; and/or (iii) take such other steps to protect or preserve Bank’s interest in the Collateral; all without demand or further notice of any kind, all of which are hereby waived. In addition to Bank’s other rights, Debtor irrevocably appoints Bank as attorney-in-fact, with full power of substitution and revocation, to exercise Debtor’s rights to take any action respecting the Collateral or with regard to any issuer or transfer agent of the Collateral thereof as fully as Debtor might do. This proxy remains effective so long as any of the Obligations are unpaid.

          4.3          Acceleration of Obligations. Upon the occurrence of an event of default as provided in Section 4.1 above and the passage of any applicable cure periods, Bank may at any time thereafter, by written notice to Debtor, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Notwithstanding the above, to the extent any of the Obligations referred to herein are payable upon demand, nothing herein will restrict nor negate the demand nature of such Obligations. Nothing contained in Article IV will limit Bank’s right to Setoff as provided in Sections 3.3 and 4.2.

          4.4          Remedies. After maturity of any of the Obligations, or a default hereunder or under any of the other Loan Documents, and without notice or demand of any kind, Bank may: (i) transfer any of the Collateral into its name or that of its nominee, or deem itself to be entitlement holder as to any Collateral without notice to or consent of Debtor; (ii) in Debtor’s name or otherwise dispose of and/or collect any Collateral by suit or otherwise; or surrender or exchange all or any part of the Collateral; or compromise, extend, renew or modify any obligation evidenced by the Collateral; (iii) exercise all of Debtor’s rights as an entitlement holder and/or owner of the Collateral; (iv) dispose of the Collateral as provided for herein and at law; and (v) notify any issuer, transfer agent or securities intermediary, or holder of any Collateral or Certificates of this pledge of the Collateral, and direct such issuer, transfer agent or securities intermediary to comply with all instructions and entitlement orders originated by Bank without further consent of Debtor, and/or deliver directly in trust to Bank any Collateral, Certificates and subsequent shares of stock, dividend payments or other distributions pertaining to the Collateral or arising from Debtor’s ownership of the Collateral; and in each case Debtor hereby unconditionally directs such parties to comply with Bank’s requests in all respects.

          4.5          Cumulative Remedies; Notice; Waiver. In addition to the remedies set forth herein, Bank will have all other rights and remedies for default provided by the Uniform Commercial Code, as well as any other applicable law, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO REPOSSESS AND DISPOSE OF THE COLLATERAL WITHOUT JUDICIAL PROCESS. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which Bank would otherwise have. With respect to such rights and remedies:

               (a)          Notice of Disposition. Written notice, when required by law, sent to any address of Debtor in this Agreement or otherwise provided to Bank, at least five (5) calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral will be deemed reasonable notice but less notice may be reasonable under the circumstances;

               (b)          Possession of Collateral/Commercial Reasonableness. Bank shall not, at any time, be obligated to either take or retain possession or control of the Collateral. With respect to Collateral in the possession or control of Bank, Debtor and Bank agree that as a standard for determining commercial reasonableness, (and in addition to the provisions of Section 3.2 above) Bank need not liquidate, collect, sell or otherwise dispose of any of the Collateral if Bank believes, in good faith, that disposition of the Collateral would not be commercially reasonable, would subject Bank to third-party claims or liability, would cause Bank to violate federal or state securities laws, that other potential purchasers could be attracted or that a better price could be obtained if Bank held the Collateral for up to 2 years. Bank may sell Collateral without giving any warranties and may specifically disclaim any warranties of title or the like. Furthermore, Bank may sell the Collateral on credit (and reduce the Obligations only when payment is received from the buyer), at wholesale and/or with or without an agent or broker; Bank need not register any securities collateral under state or federal law; and Bank need not complete, process, or otherwise prepare the Collateral prior to disposition. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Debtor shall be credited with the cash proceeds of the sale. Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

               (c)          Waiver by Debtor. Bank has no obligation and Debtor waives any obligation to attempt to satisfy the Obligations by collecting the obligations from any third parties and Bank may release, modify or waive any collateral provided by any third party to secure any of the Obligations, all without affecting Bank’s rights against Debtor. Debtor further waives any obligation on the part of Bank to marshal any assets in favor of Debtor or in payment of the Obligations. Notwithstanding any provisions in this Agreement or any other agreement between Debtor and Bank, Debtor does not waive any statutory rights except to the extent that the waiver thereof is permitted by law.

               (d)          Waiver by Bank. Bank may permit Debtor to attempt to remedy any default without waiving its rights and remedies hereunder, and Bank may waive any default without waiving any other subsequent or prior default by Debtor. Furthermore, delay on the part of Bank in exercising any right, power or privilege hereunder or at law will not operate as a waiver thereof, nor will any single or partial exercise of such right, power or privilege preclude other exercise thereof or the exercise of any other right, power or privilege. No waiver or suspension will be deemed to have occurred unless Bank has expressly agreed in writing to such waiver or suspension.

ARTICLE V - MISCELLANEOUS

          5.1          Relationship to Other Documents. The warranties, representations, covenants and duties of Debtor (and the rights and remedies of Bank) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies between the terms in the Loan Documents and this Agreement, all such inconsistencies will be construed so as to give Bank the most favorable rights. Furthermore, Debtor and Bank waive any presumption or rule requiring construction of this Agreement against the drafter.

          5.2          Notices. Notice of any record shall be deemed delivered when the record has been (a) deposited in the United States Mail, postage pre-paid, (b) received by overnight delivery service, (c) received by telex, (d) received by telecopy, (e) received through the internet, or (f) when personally delivered.

          5.3          Nature of Liability/Successors. The rights, powers and remedies granted in this Agreement to Bank will extend to Bank’s successors, Participants (as defined below) and assigns, and the provisions of this Agreement will be binding upon Debtor and its successors and assigns. All Debtors are jointly and severally liable under this Agreement.

          5.4          Expenses and Attorneys’ Fees. Debtor will reimburse Bank and any participant in the Loan Documents (the “Participant”) for all fees and out-of-pocket disbursements incurred by Bank and any Participant in connection with: preparation of this Agreement; perfecting, establishing and confirming the priority of Bank’s security interest in the Collateral; any confirmations, audits or appraisals of Debtor’s business operations and the Collateral; the amendment, administration, defense and enforcement of this Agreement or of any of the other Loan Documents, and any waivers with respect thereto. Debtor also will reimburse Bank and any Participant for all costs of collection, including all attorneys’ fees, before and after judgment, and all costs of preservation and/or liquidation of the Collateral.

          5.5          Applicable Law and Jurisdiction; Interpretation and Modification. This Agreement and all other Loan Documents will be governed by and interpreted in accordance with the laws of the State of Minnesota. Invalidity of any provision of this Agreement will not affect the validity of any other provision. The provisions of this Agreement and the other Loan Documents will not be altered, amended or waived without the express written consent of Bank (and Debtor, when appropriate). DEBTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION OF BANK’S BRANCH WHERE THE LOAN WAS ORIGINATED, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein will affect Bank’s rights to serve process in any manner permitted by law, or limit Bank’s right to bring proceedings against Debtor in the competent courts of any other jurisdiction or jurisdictions. This Agreement and any amendments hereto (regardless of when executed) will be deemed effective and accepted only at Bank’s main office, and only upon Bank’s receipt of the executed originals thereof.

          5.6          Copies; Entire Agreement; Modification. Debtor hereby acknowledges the receipt of a copy of this Agreement and the other Loan Documents.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING, EXPRESSING CONSIDERATION AND SIGNED BY THE PARTIES ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. DEBTOR AND BANK MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE WILL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER LOAN DOCUMENTS NOW IN EFFECT BETWEEN DEBTOR AND/OR BORROWER AND BANK. A MODIFICATION OF ANY OTHER LOAN DOCUMENTS NOW IN EFFECT BETWEEN DEBTOR AND/OR BORROWER AND BANK, WHICH OCCURS AFTER RECEIPT BY DEBTOR OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH LOAN DOCUMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

          5.7          Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, DEBTOR AND BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THIS AGREEMENT, THE OBLIGATIONS THEREUNDER, THE COLLATERAL OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. DEBTOR AND BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

          5.8          Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Agreement, are hereby expressly incorporated by reference.

[SIGNATURE(S) ON NEXT PAGE]

     IN WITNESS WHEREOF, the undersigned has/have executed this Possessory Collateral Pledge Agreement as of OCTOBER 8, 2010.

(INDIVIDUAL DEBTOR)			N/A
Debtor Name (Organization)

/S/ Mark S. Gorder		a

Debtor Name	Mark S. Gorder	By

		Name and Title	N/A

By

Debtor Name		Name and Title	N/A

EXHIBIT A

DATED: October 8, 2010

Description of Collateral (CDs, Notes, Bonds, etc.)	Identification No./Renewal-Expiry Date

All contents of Securities Account at U.S. Bank	XXXXXXXXXXX
National Association

Attach copy of each certificate, safekeeping receipt, bond, stock certificate, etc., identified above.